As filed with the Securities and Exchange Commission on
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             BENEFICIAL CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                           51-0003820
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                              One Christina Centre
                             301 North Walnut Street
                           Wilmington, Delaware 19801
                                 (302) 425-2500
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                             SCOTT A. SIEBELS, Esq.
            Vice President, Corporate Secretary and Associate Counsel
                             Beneficial Corporation
                  One Christina Centre, 301 North Walnut Street
                           Wilmington, Delaware 19801
                                 (302) 425-2500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   ----------

                         CALCULATION OF REGISTRATION FEE


================================================================================
                                              Proposed   Proposed
                                              Maximum    Maximum
                            Number of Shares  Offering   Aggregate    Amount of
Title of Securities              to be        Price per  Offering   Registration
to be registered (1)          Registered      Share (2)  Price (2)     Fee (3)
--------------------------------------------------------------------------------
Common Stock, $1 par value...   500,000       $71.9375  $35,968,750    $10,900
--------------------------------------------------------------------------------

(1) There are also being registered hereunder an equal number of Preferred Share Purchase Rights which will be attached to and transferable only with shares of Common Stock registered hereby.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) The filing fee has been calculated pursuant to Rule 457(c) based on the average of the high and low prices for Beneficial Corporation Common shares on August 12, 1997 of $71.9375 per share.

                                   ----------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

PROSPECTUS


                                     [LOGO]




DIRECT INVESTMENT PLAN
(500,000 Shares of Common Stock, par value $1.00 per share)

The shareholder investment program of Beneficial Corporation ("Beneficial" or the "Company") entitled the "Direct Investment Plan" (the "Plan") is designed to provide investors with a convenient way to purchase Beneficial Common Stock, par value $1.00 per share ("Beneficial common shares") and to reinvest their cash dividends. At any time, a participant may terminate his or her Plan account and withdraw shares in the account, subject to the terms outlined in this Prospectus.

Key features of the Plan include the following:

o Persons who are not shareholders may enroll either by investing at least $250 by check or money order, or by authorizing automatic withdrawals from a designated U.S. bank account of at least $50 a month for five (5) consecutive months.

o Cash dividends may be automatically reinvested in additional Beneficial common shares at no cost.

o Once enrolled, participants may make additional investments of $50 or more up to $200,000 per year.

o Shareholders may deposit their Beneficial common share certificates with the Plan Administrator at no cost.

o Purchase orders are processed at least once every five business days. If practicable, sale orders will be processed on the day received if such request is received by the Plan Administrator by 1:00 p.m. Eastern time.

o Participants may be required to pay certain fees in connection with the Plan.

First Chicago Trust Company of New York has been appointed Plan Administrator for the Plan (the "Plan Administrator"). All Plan purchases will be made at market prices for Beneficial common shares, calculated as described herein, from the Company.

                                   ----------

                The date of this Prospectus is August ___, 1997.

This Prospectus contains a complete description of the Plan and, therefore, should be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person is authorized by Beneficial to give any information or to make any representation other than those contained in this Prospectus in connection with the offering described herein, and if given or made, such information or representations must not be relied upon as having been authorized by Beneficial. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, the securities to which it relates in any jurisdiction to any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

                                             TABLE OF CONTENTS

                                                Page                                                   Page
                                                ----                                                   ----
Available Information...........................  3     Purchase of Beneficial Common Shares.........   11
Incorporation of Certain Documents by Reference.  3     Sale of Beneficial Common Shares.............   12
The Company.....................................  4     Withdrawal from the Plan.....................   12
Summary of the Plan.............................  4     Certificate Safekeeping......................   13
Transaction Costs...............................  5     Gifts and Transfers of Shares................   14
Plan Administration.............................  6     Reports to Participants......................   15
Eligibility.....................................  8     Federal Income Tax Consequences..............   15
Enrollment Procedures...........................  8     Additional Information.......................   17
Additional Purchases of Beneficial Common Shares  9     Use of Proceeds..............................   19
Dividend Reinvestment........................... 10     Legal Matters................................   19
Direct Deposit of Dividends..................... 10     Experts......................................   19


                              AVAILABLE INFORMATION

Beneficial  is  subject  to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661; and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Also, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). Reports, proxy statements and other information concerning Beneficial can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York New York 10005.

Additional information regarding Beneficial and its consolidated subsidiaries and the Plan is contained in the Registration Statement and the exhibits relating thereto, filed with the Commission under the Securities Act of 1933, as amended (the "Act"). For further information pertaining to Beneficial and its consolidated subsidiaries and the Plan, reference is made to the Registration Statement, and the exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Annual Report on Form 10-K for the fiscal year ended December 31, 1996, the Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997, and the Current Reports on Form 8-K dated January 28, 1997, April 24, 1997, July 24, 1997, July 25, 1997 and July 31, 1997 filed by
Beneficial with the Commission pursuant to the Exchange Act, are incorporated in and made a part of this Prospectus by reference.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Securities, shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not de deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents. Requests should be directed to Scott A. Siebels, Esq., Vice President and Secretary, Beneficial Corporation, One Christina Centre, 301 North Walnut Street, Wilmington, Delaware 19801 (telephone number 302-425-2500 or E-mail - "BCDIRECT@Beneficial.com").

                                   THE COMPANY

Beneficial is a holding company, subsidiaries of which are engaged principally in the consumer finance and credit-related insurance businesses. The Company was organized under the laws of the State of Delaware on May 9, 1929, through the consolidation of three companies which had been operated under the same management. Its principal executive offices are located at One Christina Centre, 301 North Walnut Street, Wilmington, Delaware 19801 (telephone number 302-425-2500).

                               SUMMARY OF THE PLAN

Purpose and Other Considerations

The purpose of the Plan is to provide interested investors and holders of Beneficial common and preferred stock a convenient means of investing in Beneficial common shares through new investments and through the regular reinvestment of cash dividends. We are not recommending that you should buy or sell Beneficial common shares. You should only use the Plan after you have independently researched and made your investment decision.

The value of Beneficial common shares may go up or down from time to time. We give no assurances as to whether or at what rate Beneficial will continue to pay dividends. Plan accounts are not insured by the Securities Investors Protection Corporation, the Federal Deposit Insurance Corporation or anyone else.

Features of the Plan

Direct Purchase. Investors who are not currently Beneficial shareholders may make an initial cash investment of $250 or more by check or money order, or, at the Plan Administrator's discretion, authorize automatic withdrawals for a minimum of five (5) consecutive months of at least $50 per month from a designated U.S. bank account for the purchase of Beneficial common shares. A fee will be deducted from the initial purchase.

Additional Purchases. Participants may make additional investments of at least $50 each up to a maximum of $200,000 per calendar year (including any initial investment) by check or money order at no cost as often as weekly. Investments made through automatic deduction from a bank account may be made as often as twice a month and a fee will be deducted on each transaction.

Dividend Reinvestment. Shareholders who own Beneficial common or preferred shares registered in their own name as record holder (as opposed to being held in street name through a brokerage account) may participate in the dividend reinvestment feature. Others may do so by first investing at least $250 through the direct purchase feature. All or part of a participant's common cash dividends may be used to purchase additional whole and fractional shares of common stock at no cost to the participant. All of a participant's preferred cash dividends may be used to purchase whole and fractional shares of common stock at no cost to the participant.

Certificate Safekeeping. Investors may deposit Beneficial common share certificates with the Plan Administrator free of charge. The Plan Administrator will hold these shares in book-entry form on the shareholders' behalf as a part of their Plan account.

Transfers. Participants may make transfers or gifts of Beneficial common shares in their accounts at no charge. When a participant transfers or gives shares to another person, a Plan account will be opened for the recipient unless the recipient already has a Plan account.

Sales. Participants may sell Beneficial common shares through the Plan. If practicable, sale orders will be processed on the day received if such request is received by the Plan Administrator by 1:00 p.m. Eastern time. A transaction fee and brokerage commission will be deducted from the proceeds.

Reports to Participants. Participants will receive regular reports from the Plan Administrator with respect to transactions under the Plan and the status of their accounts. (See "REPORTS TO PARTICIPANTS" on page 15.)

                                TRANSACTION COSTS

Participants will pay the following costs to the Plan Administrator. Brokerage commissions represent compensation to the broker or bank for executing open market transactions. The Plan Administrator will operate through a registered broker designated by the Plan Administrator, which broker may or may not be affiliated with the Plan Administrator. At its sole option and without further notice to participants, Beneficial may elect to pay some or all of these costs. Beneficial currently plans to pay certain additional costs to the Plan Administrator with respect to each Plan account.

--------------------------------------------------------------------------------
          Feature                            Costs to Participants
--------------------------------------------------------------------------------
Direct Purchase
    Initial Purchase                      A fee of $7.50
--------------------------------------------------------------------------------
Additional Purchases

    Via Check or Money Order              No cost

    Via Automatic Investments             A fee of $1.50 per transaction
--------------------------------------------------------------------------------
Dividend Reinvestment                     No cost

--------------------------------------------------------------------------------
Safekeeping of Certificates               No cost

--------------------------------------------------------------------------------
Sale of Beneficial Common Shares          A fee of $15.00 plus a brokerage
                                          commission of $.12 per share sold
                                          and any applicable tax

--------------------------------------------------------------------------------
Transfer of Shares                        No cost

--------------------------------------------------------------------------------
Issuance of Stock Certificates            No cost

--------------------------------------------------------------------------------
Returned Checks and Failed Automatic      A fee of $20
Investments
--------------------------------------------------------------------------------
Annual Maintenance of Account             No cost
--------------------------------------------------------------------------------

                               PLAN ADMINISTRATION

First Chicago Trust Company of New York, (the "Plan Administrator") or a successor Plan Administrator selected by Beneficial in its sole discretion, will administer the Plan, purchase and hold Beneficial common shares acquired under the Plan as well as shares deposited for safekeeping, keep records, send statements of account to participants, answer participants' questions and perform other duties related to the Plan.

For additional information about the Plan or to enter transactions in your Plan account, contact the Plan Administrator as follows:

Telephone

     Shareholder customer service, including sale of shares: 1-800-317-4445. An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:30 a.m. to 7:00 p.m. Eastern time each business day.

     Non-shareholders requesting Plan material: 1-800-482-1595 (available 24 hours a day, 7 days a week).

     Telefax: 1-201-222-4842.

     TDD: 1-201-222-4955 Telecommunications Device for the hearing impaired.

     Foreign language translation service for more than 140 languages is available.

Internet

     The  Plan  Administrator's   Internet  address  is   "http://www.fctc.com".
     Messages forwarded on the Internet will be responded to within one business day.

E-Mail

     The Plan Administrator's E-mail address is "fctc@em.fcnbd.com".


Plan Activity Forms

     Proper forms for enrolling in the Plan, making additional cash investments in the Plan and authorizing automatic investments from a participant's bank account may be obtained from the Plan Administrator or at Beneficial's Web site "http://www.beneficial.com".

Correspondence

     BENEFICIAL DIRECT INVESTMENT PLAN
     c/o First Chicago Trust Company of New York
     P.O. Box 2598
     Jersey City, NJ 07303-2598

     Registered shareholders should include their account number and social security number on all correspondence, together with a telephone number where they can be reached during business hours.

Cash investments, by check or money order (include account number on the check or money order) payable to "First Chicago-Beneficial," in U.S. dollars, should be mailed to:

     Beneficial Corporation
     c/o First Chicago Trust Company of New York
     Direct Investment Payments
     P.O. Box 13531
     Newark, NJ 07188-0001

The Plan Administrator currently serves as transfer agent and registrar for Beneficial and may have other business relationships with Beneficial from time to time.

                                   ELIGIBILITY

Any person, whether or not a record holder of Beneficial common shares, is eligible to participate, provided the person (a) chooses to be a common shareholder of record, (b) fulfills the requirements listed below under
"ENROLLMENT PROCEDURES" and (c) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws.

The Plan is not designed for use by institutional investors or financial intermediaries.

                              ENROLLMENT PROCEDURES

Shareholders

Shareholders who hold Beneficial common or preferred shares in their own names may participate in the Plan by completing and returning an enrollment authorization form. Shareholders who own Beneficial common or preferred shares that are held by a bank, broker or trustee in street or nominee name may participate with some or all of their Beneficial common and/or preferred shares by instructing their bank, broker or trustee to have some or all of the shares transferred into the shareholder's name in stock certificate form. Alternatively, shareholders may instruct their bank, broker or trustee to reregister such shares through the Direct Registration System by conducting a "WT" (withdrawal by transfer) "S" (statement transaction) for the number of shares to be transferred into the investor's name in book-entry form. Please contact the Plan Administrator for more specific information on direct registration. These are the three ways that existing shareholders may participate in the Plan without being required to make an initial purchase as described below.


Non-Shareholders

All others must become shareholders of record in order to participate by purchasing Beneficial common shares either through the Plan's direct purchase feature or outside the Plan. To use direct purchase under the Plan, investors must make an initial purchase of at least $250 and submit a completed initial investment form. At the Plan Administrator's discretion, a person may fulfill the $250 minimum by authorizing automatic investments of at least $50 per month for a minimum of five (5) consecutive months. Automatic investments will continue indefinitely, beyond the five month minimum, until the participant notifies the Plan Administrator in writing to the contrary.

Foreign Participation

Citizens or residents of a country other than the United States, its territories and possessions may participate only if participation does not violate local laws. Any such person may be asked to make written representations respecting compliance with such laws.

Enrollment Date

Participation in the Plan begins after the Plan Administrator reviews and approves an investor's forms and receives his or her funds and/or Beneficial common share certificate(s).

                ADDITIONAL PURCHASES OF BENEFICIAL COMMON SHARES

General

Once enrolled, additional purchases may be made in an amount of at least $50 each. The annual limit is $200,000 (including any initial investment). No interest will be paid on amounts held pending investment. Cash investments should be received by the Plan Administrator prior to a weekly Investment Date (as defined below under "PURCHASE OF BENEFICIAL COMMON SHARES--Timing of Purchases") in order to be invested on that date. Any cash investment not previously invested will be refunded upon telephone or written request received by the Plan Administrator at least 48 hours prior to the next weekly Investment Date.

Cash Investment

Investments may be made by enclosing a check or money order for at least $50 (payable to "First Chicago-Beneficial") in U.S. dollars with a completed transaction form which is attached to each statement of account and transaction advice. Do not send cash. A $20 fee will be assessed by the Plan Administrator to a participant whose check is returned for insufficient funds.

Automatic Investment from a Bank Account

Participants may make automatic investments through a U.S. bank account once or twice per month. Each automatic investment must be in an amount of $50 or more. The participant should return a completed "Authorization Form for Automatic Deductions" which will be processed and become effective as soon as practicable. Allow four to six weeks for the first investment to be initiated. At the Plan Administrator's discretion, a participant may make an initial direct purchase by authorizing automatic investments of at least $50 per month for a minimum of five (5) consecutive months.

Once automatic investment is begun, funds will be withdrawn from the participant's bank account on either the first or fifteenth of each month, or both (as chosen by the participant), or the next business day if either the first or the fifteenth is not a business day, and will normally be invested within five business days.

Participants may change the amount of or terminate automatic investments by notifying the Plan Administrator in writing received at least six (6) business days prior to the date of the next automatic investment. A $20 fee will be assessed by the Plan Administrator to a participant whose automatic investment fails due to insufficient funds.

                              DIVIDEND REINVESTMENT

Common shareholders may participate in the Plan's dividend reinvestment feature by returning a completed form authorizing the reinvestment in additional Beneficial common shares of any portion of or all cash dividends on Beneficial common shares registered in his or her name. If a shareholder specifies partial or no reinvestment, cash dividends not reinvested will be sent to such shareholder by check or by direct deposit.

Preferred shareholders may purchase Beneficial common shares by reinvesting all cash dividends on any Beneficial preferred shares registered in his or her name.

Reinvestment levels may be changed by submitting a new enrollment authorization form. To be effective with respect to a particular dividend, the new form must be received by the Plan Administrator on or before the record date for the dividend.

Beneficial maintains a broad based stock purchase plan for the benefit of its employees. Under that plan, shares are held by a broker in street name. Employees owning such shares may participate in the Plan without regard to any minimum investment otherwise required under the Plan, and even though such employees are not listed as the record holders of the shares received through the stock purchase plan.

                           DIRECT DEPOSIT OF DIVIDENDS

A participant may have any cash dividends not being reinvested paid by direct deposit to a U.S. bank account by returning a completed direct deposit authorization form, which will be processed as promptly as practicable. Participants may change the designated account or discontinue this feature by giving written instructions to the Plan Administrator on the form designated by the Plan

Administrator for such purpose. To be effective for a particular dividend, the Plan Administrator must receive instructions on the proper form for direct deposit five (5) business days before the record date for the dividend.

A participant's choice to receive dividend payments either by direct deposit or by check will apply to dividends paid on all common shares on which dividends are not being reinvested, whether held under the Plan or outside the Plan.

                      PURCHASE OF BENEFICIAL COMMON SHARES

Timing of Purchases

The Plan Administrator will purchase shares from Beneficial at least once a week, but may make purchases more frequently, each such purchase date being an "Investment Date." If any Investment Date would be a day on which the New York Stock Exchange is not open, purchases will be made on the next business day. Purchases may be processed daily when practicable and will be made as soon as practicable after an investment is received. Funds will be returned if they are not able to be invested within 35 days of receipt. An investor will be considered a shareholder as of his or her Investment Date.

Dividends will be invested promptly after receipt by the Plan Administrator and within 30 days after receipt, except where necessary to comply with federal securities laws.

Cost of Beneficial Common Shares

The cost to each participant of common shares purchased from Beneficial through the Plan will be the average of the high and low prices of Beneficial common shares on the related Investment Date or dividend payment date, based on the reported prices as shown in a summary of composite transactions in stocks listed on the New York Stock Exchange. Pricing will occur as of the end of the day that is the Investment Date.

Number of Shares Allocated to Participants' Accounts

The number of shares to be purchased will depend on the amount of any dividend or cash payment, the cost per share and any applicable fees or taxes withheld. The account of each participant will be credited with the number of shares equal to the amount of the participant's dividend or cash payment minus any fees paid by the participant and any relevant taxes, divided by the cost per share.

All fractional shares may be rounded to three decimal places and are credited to the participant's account in the same manner as whole shares.

Source of Shares Purchased

Shares to be purchased will be original issue shares.

                        SALE OF BENEFICIAL COMMON SHARES

Participants may sell any number of shares held in the participant's account by calling or writing the Plan Administrator. A request to sell all shares in the account will be treated as complete withdrawal from the Plan.

The Plan Administrator will send the participant the proceeds of the sale, less any related brokerage commission (currently $.12 per share), fee (currently $15 per sale), any applicable taxes and any other costs of sale. Proceeds will be sent by check only. The Plan Administrator will attempt to sell shares on the day of receipt if reasonably practicable, if the sale request is received no later than 1:00 p.m. Eastern time on a day on which the Plan Administrator and the New York Stock Exchange are open for business. The sale price for shares sold for a participant will be the average price per share of all shares sold on that day.

Also, participants may request that stock certificates be sent to them, which they may then sell through their own bank or broker.

Sales will be made in the open market through a registered broker designated by the Plan Administrator.

A participant may continue to reinvest cash dividends on remaining shares even though some shares have been sold or transferred, regardless of whether the shares are held under the Plan, by the participant in certificate form, or both.

                            WITHDRAWAL FROM THE PLAN

Complete Withdrawal

Upon complete withdrawal, a certificate for the whole shares held for a participant will be sent to the participant with a check in payment of any fraction of a share. Fractions of shares will be valued at the sale price for the fractional share less any related brokerage commission, fee, any applicable taxes and any other costs of sale.

Upon request, the Plan Administator will sell some or all of the shares held in a participant's account and send the proceeds to the participant, less any related brokerage commission, fee, any applicable taxes and any other costs of sale. If a participant withdraws completely by selling all of his or her common shares, future participation would require the same fee as if that participation were an initial purchase.

If a notice of complete withdrawal is received on or after a dividend record date but before the related dividend payment date, the withdrawal will be processed as described above. If the participant was reinvesting dividends on the shares withdrawn, a dividend check will be mailed to the participant instead of being reinvested in Beneficial common shares pursuant to the Plan. Thereafter, dividends on common share certificates will continue to be paid by check or by direct deposit.

Partial Withdrawal

A participant may withdraw a portion of his or her shares representing a whole number of Beneficial common shares by submitting the designated form to or calling the Plan Administrator. A certificate for the whole shares will be sent to the participant. Upon request, the Plan Administrator will sell some of the shares held in a participant's account and send the proceeds to the participant, less any related brokerage commission, fee, any applicable taxes and any other costs of sale.

Certificates for Beneficial Common Shares

Upon withdrawal, certificates will be issued in the name or names in which the account is registered, unless the participant gives different instructions. If another name is used, the signature(s) on the instructions or stock power must be Medallion Guaranteed by a financial institution participating in the Medallion Guarantee program, and the participant must submit any additional documentation requested by the Plan Administrator. The Medallion Guarantee program is designed to ensure that the individual is in fact the registered owner of the shares being transferred. No certificates will be issued for fractional shares.

                             CERTIFICATE SAFEKEEPING

General

Any person who holds certificates for Beneficial common shares may have the Plan Administrator hold them for safekeeping. To do so, such person must send his or her Beneficial common share certificate(s) to the Plan Administrator together with a properly completed enrollment form, transaction form (which is attached to each account statement) or such other form designed by the Plan Administrator. Certificates must be registered in the same name as the participant's account and should be accompanied by instructions directing the deposit of the certificates for safekeeping. Once deposited, these shares will be registered in the name of the shareholder and held for such person in book-entry form along with any other shares in the participant's account, and may be sold and/or withdrawn as described above. For those who participate in dividend reinvestment, dividends on deposited shares will be reinvested according to the account instructions, unless contrary instructions are received.

CERTIFICATES SHOULD NOT BE ENDORSED. The participant bears the risk of loss in sending stock certificates to the Plan Administrator for safekeeping. If a shareholder does not use the pre-addressed envelopes mentioned below under "Mail Insurance," it is recommended that unendorsed certificates be sent by registered mail, return receipt requested, and insured for possible mail loss for 2% of the market value, with a minimum of $20.00; this represents the replacement cost to the shareholder if the certificates are lost. Whenever certificates are issued upon request of the participant or upon termination of participation, new, differently numbered certificates will be issued.

Mail Insurance

To  insure  against  loss  resulting  from  mailing  certificates  to  the  Plan
Administrator, the Plan provides for mail insurance free of charge for certificates with current market value of up to $25,000. To be eligible for mail insurance, certificates must be mailed first-class in brown, pre-addressed, return envelopes available from the Plan Administrator.

The Plan Administrator must be notified of any lost certificate claim within 30 calendar days of the date the certificates were mailed. To submit a claim, a shareholder must be a current participant or the shareholder's loss must be incurred in connection with becoming a participant. In the latter case, the claimant must enroll in the Plan at the time the insurance claim is processed. The maximum insurance protection provided is $25,000 and coverage is available only when the certificate(s) are sent to the Plan Administrator in accordance with the guidelines described above. Insurance covers the replacement of shares, but in no way protects against any loss resulting from fluctuations in the value of shares.

The   participant   will  receive  a  statement   confirming   each  deposit  of
certificates.

                          GIFTS AND TRANSFERS OF SHARES

Any participant may transfer a whole number of Beneficial common shares or the participant's entire account balance, including fractional shares, to another person's account, whether by gift, private sale or otherwise, without charge, by following the instructions of the Plan Administrator and providing the documentation requested by the Plan Administrator.

After each transfer, the transferee will receive a statement from the Plan Administrator advising of the transfer and reflecting the number of shares transferred.

The transferring participant will cease to be credited with dividends on the transferred shares as of any dividend record date on or after the date on which the transfer is made by the Plan Administrator. Dividends will be treated according to the transferee's instructions covering his or her Plan account. If the transferee is not already a participant, the Plan Administrator will open an account in the name of the transferee according to the instructions of the transferor and will send the transferee a Prospectus for the Plan. A transferee who did not previously have an account may not enter transactions or otherwise have access to the account until the transferee has been sent a Prospectus. If a transfer is processed between the record date and a dividend payment date, such dividend will be paid to the transferor.

                             REPORTS TO PARTICIPANTS

Each Plan participant will receive an annual account statement and each participant who reinvests dividends will receive a quarterly account statement. Participants will receive a transaction advice after each cash investment or sale and a statement after each transfer or deposit of certificates. Statements and transaction advices should be retained in order to establish the cost basis of shares purchased under the Plan for tax and other purposes.

Copies of communications sent to Beneficial shareholders, including annual reports and proxy material, will be sent addressed to the participant's current address on file with the Plan Administrator. Participants should promptly notify the Plan Administrator or the Company of any change of address.

                         FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Beneficial, the federal income tax consequences for Plan participation are as follows:

     (1)  Dividends--Dividends  are  taxed  in the same  amount  and in the same manner as though the dividends were received by the participant in cash. Dividends are reported to the participant by the Plan Administrator on Form 1099-DIV at year-end.

     (2) Transaction Costs--The Transaction Costs for purchases (shown on page 6 hereof) will constitute capital costs of such purchases. These costs include the initial purchase fee and the automatic investment fee. The Transaction Costs for sales, including the $15.00 fee per sale plus brokerage commissions, also will constitute capital costs of such sales. Accordingly, these purchase and sale Transaction Costs will constitute part of the cost basis of the shares purchased or sold by a participant. Fees for Returned Checks and Failed Automatic Investments will constitute miscellaneous investment deductions subject to the 2% adjusted gross income limit. The amount of such Transaction Costs will be found on the statements and transaction advices sent to participants. Participants are advised to retain statements and transaction advices as they are the only record they will receive of the Transaction Costs. Transaction Costs, other than brokerage commissions, paid by Beneficial will have no tax consequences to the participants.

     (3) Sale of Shares--Any participant who sells full or fractional shares through the Plan will realize gain or loss measured by the difference between the amount of the cash received (after payment of the Transaction Costs, applicable taxes and any other costs of sale) and the participant's basis in such shares. At year-end, the participant will receive a Form 1099-B from the Plan Administrator showing the proceeds of the sale and any federal income tax withheld. Such gain or loss will be capital in character if the shares are a capital asset in the hands of the participant. Net capital gains currently are taxed at ordinary income rates for shares sold within one year of purchase, and under current law at a maximum rate of 28% for shares held for more than one year. The capital gains holding period for shares held by the Plan will begin the day after the date the shares are acquired.

     (4) Cost or Tax Basis of Plan Shares--The cost or tax basis of shares purchased under the Plan will be equal to the price at which the shares are credited by the Plan Administrator to the account of the participant plus any Transaction Costs or other costs paid by the participant.

     (5) Withdrawal of Certificates--A participant will not realize any taxable income upon the participant's request for certificates for some or all shares or upon termination of participation in the Plan or upon termination of the Plan by Beneficial.

     (6) Backup Withholding--Federal law requires that federal income tax be withheld (commonly called "backup withholding") from dividends and proceeds from the sale of fractional and full shares payable to participants who fail to provide the Plan Administrator with their social security or other tax identification number in the manner required by law or where the Internal Revenue Service (the "IRS") notifies the Plan Administrator that backup withholding is required from the participant. Backup withholding by the Plan Administrator cannot be refunded. To avoid backup withholding, a participant must provide the Plan Administrator with a completed copy of substitute Form W-9 containing the participant's social security or other tax identification number. A participant may obtain a substitute Form W-9 by requesting one from the Plan Administrator. Any dividend paid to such participant subsequent to the receipt of the properly completed substitute Form W-9 will not be subject to backup withholding unless the IRS notifies the Plan Administrator to the contrary.

     (7) Participation by Non-U.S. Person--Where a participant is a Non-U.S. Person, federal income tax law requires the Plan Administrator to withhold federal income tax from any dividend payable to such person, subject to reduction or elimination of the withholding requirements pursuant to treaties. A Non-U.S. Person is a non-resident alien individual, a non-resident fiduciary of an estate or trust, a foreign partnership or a foreign corporation, as to the United

          States of America, its territories or possessions. In the case where a participant is a Non-U.S. Person whose dividends are subject to United States income tax withholding, the amount of tax withheld, after taking into account any reductions pursuant to treaties, will be deducted from the dividends.

Any information reported to a participant on Form 1099-DIV and/or Form 1099-B is also reported to the IRS.

This summary may not reflect every possible situation that could result from participation in the Plan, and, therefore, participants are urged to consult with their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws including treaty provisions, if applicable. This summary speaks to the laws and regulations as in effect on the date of this Prospectus and does not address any changes in such laws or regulations which may occur after the date of this Prospectus.

                             ADDITIONAL INFORMATION

Stock  Dividends,  Stock Splits and Other  Distributions  on  Beneficial  Common
Shares

Any Beneficial common shares distributed as a stock dividend or stock split on both shares held by the participant in stock certificate form outside the Plan and shares held in a participant's account under the Plan will be added to the account.

Any  other  property   distributed  by  Beneficial  as  a  special  dividend  to
shareholders will be distributed pro rata directly to participants.

If a participant elects partial dividend reinvestment, the Plan Administrator will adjust such participant's election so that he or she continues to receive approximately the same amount of cash dividends as before the split.

Certificates for Plan Shares

Beneficial common shares purchased or deposited under the Plan will be held by the Plan Administrator in book-entry form. Certificates for any number of whole shares will be delivered to a participant upon request. After a certificate is issued, any remaining full or fractional shares will remain in the account. Certificates for fractions of shares will not be issued. Unless a participant advises the Plan Administrator to the contrary, dividends will continue to be reinvested on shares withdrawn in certificate form, if dividends were being reinvested on such shares while in the account.

Voting of Proxies

Whole shares held under the Plan may be voted in person at a meeting of shareholders or by proxy. Proxies will be solicited from the Plan participants by Beneficial's Board of Directors for any whole Beneficial common shares held under the Plan.

Effect of Partial Sale or Partial Transfer of Beneficial Common Shares on Dividend Treatment

A participant may continue to receive in cash or reinvest dividends on his or her remaining Beneficial common shares even though some have been sold or transferred.

Limitation of Liability

Beneficial and the Plan Administrator, in administering the Plan and in making sales of Beneficial common shares in the open market or in making purchases from Beneficial pursuant to the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising from: (i) failure to terminate a Plan participant's account upon such participant's death prior to receipt of written notice of such death; (ii) the times and prices at which Beneficial common shares are purchased or sold for a participant's account; or (iii) fluctuations in the market price of Beneficial common shares. Participants should recognize that neither Beneficial nor the Plan Administrator can assure them of a profit or protect them against a loss or depreciation on the shares purchased by them under the Plan. The payment of dividends will depend upon future earnings of Beneficial, the financial condition of Beneficial and other factors, and will be declared solely in the discretion of Beneficial's Board of Directors. The amount and timing of dividends may be changed at any time without notice.

Suspension, Modification or Termination of Plan

Beneficial may suspend, modify or terminate the Plan at any time and notice of such action will be sent to all Plan participants. Upon termination of the Plan, a certificate for the whole shares (or cash if the participant requests a sale) will be sent to the participant, with a cash payment for any fraction of a share. Fractions of shares will be valued at the sale price for fractional shares less any related brokerage commission, fee, any applicable taxes and any other costs of sale.

Administration and Interpretations

Beneficial or the Plan Administrator may, in its discretion, prescribe such provisions and interpretations not inconsistent herewith as it shall deem necessary or advisable for carrying out the purposes of the Plan, including (but not limited to) provisions or interpretations necessary to avoid abusive investment practices.

Transfers Void

Except as specified above, a participant's interest in his or her Plan account cannot be transferred, alienated, sold, assigned, pledged, encumbered or changed, and any attempt to do so shall be void.

                                 USE OF PROCEEDS

The net proceeds to be received by Beneficial from the sale of the authorized but previously unissued shares will be added to the Company's general funds and applied to reduce short-term debt.

Existing long-term and short-term debt has been incurred primarily to provide subsidiaries of the Company with funds to carry on their respective businesses. The Company anticipates that it will be required to obtain additional financing from time to time to meet the needs of its subsidiaries. The Company has not experienced, and does not anticipate, any difficulty in obtaining funds at prevailing rates.

                                  LEGAL MATTERS

The validity of the Beneficial common shares issuable under the Plan has been passed upon for Beneficial by Scott A. Siebels, Esq., Vice President and Secretary of Beneficial. Mr. Siebels owns Beneficial common shares as a participant in employee benefit plans of the Company, has options granted under Beneficial's Stock Option Plan, and is eligible to participate in the Plan.

                                     EXPERTS

The financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their report which is incorporated by reference and have been so incorporated in reliance on the report of such firm.

================================================================================


                                 500,000 Shares




                                     [LOGO]





                                  Common Stock
                                 ($1 par value)




                  --------------------------------------------

                                   PROSPECTUS

                  --------------------------------------------




                                     DIRECT
                                 INVESTMENT PLAN


                                  August , 1997



================================================================================

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

     Registration Fee.....................................   $10,900
     Blue Sky expenses....................................     1,000*
     Printing expenses....................................    11,900*
     Legal Fees and expenses..............................    12,000*
     Miscellaneous expenses...............................    22,000*
                                                             -------
            Total expenses.................................  $57,800
                                                             =======

*Estimated

Item 15.  Indemnification of Directors and Officers

Article IX of the By-Laws of the Company provides for indemnification of directors, officers and employees of the Company for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to threatened, pending or completed actions, suits or proceedings to which such person may be a party, to the full extent permitted under the laws of the State of Delaware. Under such laws, indemnification of such a person may be made if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to suits by or in the right of the Company, such person may not be indemnified if he has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company.

In addition, Article X to the Company's Restated Certificate of Incorporation limits the right of shareholders of the Company, and the right of the Company itself, to sue and recover from the directors monetary damages for acts of negligence, including gross negligence, for breach of duty of care. The directors will not be liable for gross negligence in connection with, among other things, decisions made on a proposal for acquisition of the Company or its assets. Article X does not eliminate or limit a director's liability for: (i) breaches of the duty of loyalty to the Company or to its shareholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) willfully or negligently paying or making unlawful dividends or unlawful stock repurchases or redemptions; or (iv) engaging in transactions in which he receives any improper personal benefit. Article X does not eliminate liability for a director acting in his capacity as an officer, preclude recovery against the directors in actions brought by third parties or affect a director's liability under the Federal securities laws. In addition, the Company and its shareholders retain the right to pursue equitable remedies against the directors, such as an injunction or rescission of a contract.

The Company has in effect a policy insuring itself, its subsidiaries and their respective directors and officers, to the extent they may be required or permitted to indemnify such officers or directors, against certain liabilities arising from acts or omissions in the discharge of their duties that they shall become legally obligated to pay. The policy is for a period ending July 1, 1998, and provides a maximum coverage of $30,000,000 for a period of one year and (subject to certain enumerated exclusions) covers 100% of all losses above the deductible amount of $1,000,000.

The Company also has in effect indemnification agreements with each of its directors, which provide that such directors will be indemnified against expenses, judgments, penalties, fines and amounts paid in settlement of threatened, pending, or completed actions, suits or proceedings to which any such person is, or is threatened to be made, a party, to the fullest extent permitted by applicable law as in effect from time to time. Such agreements also require the Company to advance all reasonable expenses incurred by a director in any such proceeding provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. The agreements provide that upon the occurrence of a "change in control" (as defined therein) of the Company, the Company has the burden of proof to establish that a director who has requested indemnification is not entitled to it.

As permitted by the Employee Retirement Income Security Act of 1974, the Company has obtained a Corporate Fiduciary's Liability Insurance Policy covering all employees entrusted with fiduciary responsibilities under certain of the Company's employee welfare or benefit plans. The maximum coverage provided by this policy is an aggregate of $5,000,000 per year.

Item 16.  Exhibits

An Exhibit Index has been filed on page II-6 hereof.

Item 17.  Undertakings

A. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if , in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
               (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registration's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the Requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on the 13th day of August, 1997.

                                        BENEFICIAL CORPORATION


                                        By    /s/ James H. Gilliam, Jr.
                                            --------------------------------
                                                James H. Gilliam, Jr.
                                              Executive Vice President
                                                 and General Counsel

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated:

      Signature                       Title                           Date
      ---------                       -----                           ----

          *
-------------------------        Chairman of the Board           August 13, 1997
(Finn M. W. Caspersen)     of Directors and Chief Executive
                                 Officer and Director
                             (Principal Executive Officer)

          *
-------------------------       Member of the Office of          August 13, 1997
(Andrew C. Halvorsen)       the President, Chief Financial
                                 Officer and Director
                             (Principal Financial Officer)

          *
-------------------------        Senior Vice President           August 13, 1997
 (Ronald E. Bombolis)               and Controller
                            (Principal Accounting Officer)

          *
-------------------------              Director                  August 13, 1997
 (Robert J. Callander)

          *
-------------------------              Director                  August 13, 1997
  (Robert C. Clark)

          *
-------------------------              Director                  August 13, 1997
(Leonard S. Coleman, Jr.)

          *
-------------------------              Director                  August 13, 1997
  (David J. Farris)

/s/ James H. Gilliam, Jr.
-------------------------              Director                  August 13, 1997
 (James H. Gilliam, Jr.)

          *
-------------------------              Director                  August 13, 1997
 (Roland A. Hernandez)

          *
-------------------------              Director                  August 13, 1997
 (J. Robert Hillier)

          *
-------------------------              Director                  August 13, 1997
  (Gerald L. Holm)

          *
-------------------------              Director                  August 13, 1997
  (Thomas H. Kean)

          *
-------------------------              Director                  August 13, 1997
   (Steven Muller)

          *
-------------------------              Director                  August 13, 1997
 (Susan Julia Ross)


          *
-------------------------              Director                  August 13, 1997
  (Robert A. Tucker)


          *
-------------------------              Director                  August 13, 1997
 (Susan M. Wachter)

          *
-------------------------              Director                  August 13, 1997
(Charles H. Watts, II)

  * James H. Gilliam, Jr., pursuant to Powers of Attorney executed by each of the officers and directors indicated above and filed as Exhibit 24 hereto, by signing his name hereto does hereby sign and execute this Registration Statement on behalf of each such officer and director.


                                           /s/ James H. Gilliam, Jr.
                                           ------------------------------------
                                           James H. Gilliam, Jr.



Date August 13, 1997

                                  EXHIBIT INDEX


Exhibit
Number                      Description of Document
-------                     -----------------------


 4.1 Copy of the Company; Restated Certificate of Incorporation, as amended, is incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K for the year ended December 31, 1994.

 4.2 Copy of the Company's By-Laws, as amended, is incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K for the year ended December 31, 1990.

 5 Opinion of Scott A. Siebels, Esq., Vice President Corporate Secretary and Associate Counsel of Beneficial Corporation as to the legality of the securities being registered, including consent.

10.1      Plan, set forth in full in prospectus.

23.1      Consent of Scott A. Siebels (included in Exhibit 5).

23.2      Consent of Deloitte & Touche LLP.

24        Powers of Attorney of certain officers and directors.